Exhibit 31.1

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

I, John Wasson, certify that:

1. I have reviewed this annual report on Form 10-K/A of ICF International, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 28, 2024

By:	/s/ JOHN WASSON
John Wasson President and Chief Executive Officer (Principal Executive Officer)